EXHIBIT 10.1

AMENDMENT NO. 1

TO FIFTH AMENDED AND RESTATED

FLOW SERVICING AGREEMENT

Amendment No. 1 to Fifth Amended and Restated Flow Servicing Agreement dated as of September 15, 2025 and effective as of October 1, 2025 (this “Amendment”), by and between PennyMac Loan Services, LLC, a Delaware limited liability company (the “Servicer”), and PennyMac Operating Partnership, L.P., a Delaware limited partnership (the “Owner”).

RECITALS

WHEREAS, the Servicer and the Owner are parties to that certain Fifth Amended and Restated Flow Servicing Agreement, dated as of December 16, 2024 (the “Existing Servicing Agreement” and, as amended by this Amendment, the “Servicing Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Servicing Agreement.

WHEREAS, the Servicer and the Owner have agreed, subject to the terms and conditions of this Amendment, that the Existing Servicing Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Servicing Agreement.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, the Servicer and the Owner hereby agree that the Existing Servicing Agreement is hereby amended as follows:

SECTION 1. Exhibits. 1.1 Exhibit 9 of the Existing Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the form attached hereto as Exhibit A.

SECTION 2. Conditions Precedent. This Amendment shall retroactive effect as of the effective date first set forth above (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1 Delivered Documents. On or prior to the entered-into-date first written above (“Entry Date”), each party shall have received the following documents, each of which shall be satisfactory to such party in form and substance:

a)
this Amendment, executed and delivered by duly authorized officers of the Servicer and the Owner; and
b)
such other documents as such party or counsel to such party may reasonably request.

2.2 Representations and Warranties. On and prior to the Entry Date, each party shall be in compliance in all material respects with all the terms and provisions set forth in the Existing Servicing Agreement on its part to be observed or performed.

SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 5. Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 6. Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Servicing Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

PENNYMAC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

(Owner)

By: PENNYMAC GP OP, INC.,

its General Partner

By: /s/ Daniel S. Perotti

Name: Daniel S. Perotti

Title: Senior Managing Director and
Chief Financial Officer

PENNYMAC LOAN SERVICES, LLC, a Delaware limited liability company
(Servicer)

By: /s/ Mark Acosta
Name: Mark Acosta
Title: Senior Managing Director and
Chief Servicing Officer

Signature Page to Amendment No. 1

Fifth Amended and Restated Flow Servicing Agreement

EXHIBIT A

EXHIBIT 9

TERM SHEET

BASE SERVICING FEES
(per loan)

With respect to each Mortgage Loan, and regardless whether it is a First Lien Mortgage Loan or a Second Lien Mortgage Loan, the Base Servicing Fee shall be:

(i) if such Mortgage Loan is a Fixed-Rate Mortgage Loan, $7.00; or

(ii) if such Mortgage Loan is an Adjustable-Rate Mortgage Loan, $8.00.

ADDITIONAL SERVICING FEES

(per loan)

With respect to each Mortgage Loan, and regardless whether it is a First Lien Mortgage Loan or a Second Lien Mortgage Loan, the Additional Servicing Fee shall be one of the following:

(i) if, as of the first day of the relevant month, such Mortgage Loan is not delinquent, or is delinquent by less than 30 days, and no bankruptcy proceeding is pending by or against the Mortgagor, $0;

(ii) if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 30 days or more and less than 60 days, and no bankruptcy proceeding is pending by or against the Mortgagor and no foreclosure proceeding has been initiated, $18.00;

(iii) if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 60 days or more and less than 90 days, and no bankruptcy proceeding is pending by or against the Mortgagor and no foreclosure proceeding has been initiated, $35.00;

(iv) if, as of the first day of the relevant month, such Mortgage Loan is delinquent by 90 days or more, and no bankruptcy proceeding is pending by or against the Mortgagor and no foreclosure proceeding has been initiated, $55.00;

(v) if, as of the first day of the relevant month, a bankruptcy proceeding is pending by or against the Mortgagor (whether the Mortgage Loan is current or delinquent), $55.00;

(vi) if, as of the first day of the relevant month, foreclosure proceedings have been commenced and the Mortgaged Property has not become an REO Property, $80.00; or

(vii) if, as of the first day of the relevant month, the Mortgaged Property has become an REO Property, $75.00.

The Additional Servicing Fee shall also apply to any Mortgage Loan in an active forbearance plan.

OTHER KEY PARAMETERS

Remittance Types	Actual/Actual Basis during Interim Servicing Period
Remittance Date	See definition of Remittance Date
Servicing Advances	Servicer to be reimbursed monthly for all unpaid Servicing Advances incurred by Servicer in the prior month including Cost of Funds.
Cost of Funds on Servicing Advances	Refer to Section 5.04
Late Charges Collected	Servicer will retain 75% of late charges collected by Servicer
Ancillary Income Placement Fees on Custodial Accounts Interest on Escrow Accounts	Servicer will retain 100% of all Ancillary Income Owner will retain 100% of placement fees not due to Mortgagor under applicable law Refer to Section 3.01
Delegated Authority	Refer to Exhibit 10

Contract Term	Refer to Section 8.01
Eligible Mortgage Loan	See definition of Eligible Mortgage Loan

ANCILLARY INCOME AND OTHER FEES

Regardless whether a Mortgage Loan is a First Lien Mortgage Loan or a Second Lien Mortgage Loan, the Servicer shall be entitled to all Ancillary Income and the following Other Fees in addition to the Servicing Fee:

Setup Fee: With respect to each Mortgage Loan, $10.00 if the Mortgage Loan is current or 30 days delinquent and information is provided to Servicer in a format that enables electronic boarding, $20 if the Mortgage Loan is 60 or more days delinquent and information is provided to Servicer in a format that enables electronic boarding, or $25.00 if information is provided to Servicer in a format that necessitates manual boarding.

Service Release Fee: With respect to each Mortgage Loan, $42.50 if released on or prior to three (3) months after boarding, $35.00 if released between four (4) and twelve (12) months after boarding, $30.00 if released between the first and second anniversary after boarding, $25.00, if released between the second and third anniversary after boarding, and $20.00 if released after the third anniversary after boarding.

Forbearance Set Up Fee. For each Mortgage Loan where the Mortgagor enters a forbearance plan, a one-time fee of $25.

Loss Mitigation Fees. With respect to any Mortgage Loan where the Mortgagor agrees to a Repayment Plan, Modification, Short Sale, or Deed-in-Lieu, Servicer will retain 100% of the incentive fees provided by the investor regardless of product type. For any Non-Agency Mortgage Loan, Servicer will receive a fee equivalent to the incentive fee it would have received for such loss mitigation on any Agency Mortgage Loan.

Conventional Claims Processing Fee. Each instance where Servicer submits a claim or supplemental claim in connection with any conventional Mortgage Loan, $150.